Exhibit 3.44

FORTY-FIRST

AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

VORNADO REALTY L.P.

Dated as of March 31, 2008

THIS FORTY-FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this “Amendment”), dated as of March 31, 2008, is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (the “General Partner”), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the “Partnership”). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of October 20, 1997, as amended by the Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1998, the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, the Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998, the Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 3, 1999, the Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of March 17, 1999, the Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 20, 1999, the Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 1999, the Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Tenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 3, 1999, the Eleventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 24, 1999, the Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May

1, 2000, the Thirteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 25, 2000, the Fourteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 8, 2000, the Fifteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 15, 2000, the Sixteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 25, 2001, the Seventeenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 21, 2001, the Eighteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of January 1, 2002, the Nineteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 1, 2002, the Twentieth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 9, 2003, the Twenty-First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of July 31, 2003, the Twenty-Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2003, the Twenty-Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 27, 2004, the Twenty-Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 17, 2004, the Twenty-Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 17, 2004, the Twenty-Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 17, 2004, the Twenty-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 20, 2004, the Twenty-Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 30, 2004, the Twenty-Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 17, 2005, the Thirtieth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 31, 2005, the Thirty-First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of September 9, 2005,the Thirty-Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 19, 2005, the Thirty-Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 25, 2006, the Thirty-Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of May 2, 2006, the Thirty-Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of August 17, 2006, the Thirty-Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of October 2, 2006, the Thirty-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007, the Thirty-Eighth Amendment to the Second Amended and Restated Agreement of Limited

Partnership of Vornado Realty L.P., dated as of June 28, 2007, and the Thirty-Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007 and the and the Fortieth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of June 28, 2007 (as so amended, the “Agreement ”).

WHEREAS, Section 14.1.B of the Agreement grants the General Partner the power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and

WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;

WHEREAS, the General Partner desires by this Amendment to amend the Agreement as of the date hereof.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.         Article I of the Agreement is amended by inserting the following definitions in alphabetical order:

“2006 Outperformance Plan” has the meaning set forth in Section 2.B of Exhibit AH of this Agreement.

“2008 Outperformance Plan” has the meaning set forth in Section 2.B of Exhibit AH of this Agreement.

“Adjustment Event” has the meaning set forth in Section 4 of Exhibit AH of this Agreement.

“Book-Up Target” for each LTIP Unit means the lesser of (i) the Class A Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 6.1.F(i) and reallocations of Economic Capital Account Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the General Partner and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Class A Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Class A Unit Economic Balance determined as of such time.

“Constituent Person” has the meaning set forth in Section 7.G of Exhibit AH of this Agreement.

“Conversion Date” has the meaning set forth in Section 7.C of Exhibit AH of this Agreement.

“Conversion Notice” has the meaning set forth in Section 7.C of Exhibit AH of this Agreement.

“Conversion Right” has the meaning set forth in Section 7.A of Exhibit AH of this Agreement.

“Distribution Participation Date” has the meaning set forth in Section 2.A of Exhibit AH of this Agreement.

“Forced Conversion” has the meaning set forth in Section 7.D of Exhibit AH of this Agreement.

“Forced Conversion Notice” has the meaning set forth in Section 7.D of Exhibit AH of this Agreement.

“Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including any Liquidating Transaction), including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B of this Agreement.

“Liquidating Losses” means any net capital loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including any Liquidating Transaction), including but not limited to net capital loss realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B of this Agreement.

“LTIP Unitholder” means a holder of LTIP Units.

“LTIP Unit Distribution Amount” has the meaning set forth in Section 2.A of Exhibit AH of this Agreement.

“LTIP Unit Initial Sharing Percentage” means (i) with respect to an LTIP Unit issued pursuant to the 2008 Outperformance Plan, ten percent (10%), (ii) with respect to an LTIP Unit issued prior to March 31, 2008, one hundred percent (100%), and (iii) with respect to any other LTIP Unit, such percentage as set forth in the related Vesting Agreement or other applicable documentation pursuant to which such LTIP Unit is awarded or, if no such percentage is stated, one hundred percent (100%).

“Transaction” has the meaning set forth in Section 7.F of Exhibit AH of this Agreement

“Unvested LTIP Units” has the meaning set forth in Section 1 of Exhibit AH of this Agreement.

“Vested LTIP Units” has the meaning set forth in Section 1 of Exhibit AH of this Agreement.

“Vesting Agreement” has the meaning set forth in Section 1 of Exhibit AH of this Agreement.

2.         The definition of “Class A Unit Economic Balance” is amended by replacing the text thereof with the following:

“means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.F, divided by (ii) the number of the General Partner’s Class A Units.”

3.         The definition of “Economic Capital Account Balance” is amended by replacing the text thereof with the following:

“means, with respect to holders of LTIP Units, their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units.”

4.         Section 6.1.A(xi) of the Agreement is amended by replacing the text thereof with the following:

“(xi) eleventh, to all holders of Units (other than Class A Preferred Units and any other Units issued by the Partnership from time to time that, by their terms, are not entitled to participate in distributions under Section 5.1.B(x)) in proportion to their respective Percentage Interests.”

5.         Section 6.1.F of the Agreement is amended by replacing the text thereof with the following:

F.	Special Allocations With Respect to LTIP Units.

(i)        After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto and Section 6.1.E above, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, but subject to the prior allocation of income and gain under Subsections 6.1.A(i) through (vi) above, any remaining Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other

Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.

(ii)       Liquidating Gain allocated to an LTIP Unitholder under this Section 6.1.F will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (i) allocations under this Section 6.1.F, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (iii) the ability of such LTIP Unitholder to convert specific LTIP Units into Class A Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (i) first, to Vested LTIP Units held for more than two years, (ii) second, to Vested LTIP Units held for two years or less, (iii) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Partnership, the General Partner or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (iv) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book-Up Target to largest Book-Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Unit Economic Balance; provided, however, that if there is not sufficient Liquidating Gain for the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit to be equal to the Class A Unit Economic Balance and the Book-Up Target for any LTIP Unit is less that the amount required to be allocated to the LTIP Unit for the Economic Capital Account attributable to the LTIP Unit to equal the Class A Unit Economic Balance, then Liquidating Gains shall be allocated pursuant to the waterfall set forth in 6.1.F(ii)(i)–(iv) above until the Book-Up Target of each such LTIP Unit in each category has been reduced to zero and, thereafter, any remaining Liquidating Gain shall be further allocated pursuant to such waterfall until the Economic Capital Account Balance of an LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Unit Economic Balance.

(iii)      After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, the amount of such excess shall be re-allocated to such LTIP Unitholder’s remaining LTIP Units to the same extent and in the same manner as would apply pursuant to Section 6.1.F(iv) below in the event of a forfeiture of

LTIP Units. To the extent such excess may not be re-allocated, any remaining Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the LTIP Unitholders as reasonably determined by the General Partner.

(iv)      If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.1.F the Capital Account associated with such forfeited LTIP Units will be re-allocated to that LTIP Unitholder’s remaining LTIP Units using a methodology similar to that described in Section 6.1.F(ii) above to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the Class A Unit Economic Balance.

(v)       In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.F, Net Income allocable under the remaining Subsections of Section 6.1.A (i.e. Subsections 6.1.A(vii) and after) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

(vi)      The parties agree that the intent of this Section 6.1.F is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s Class A Units (on a per-unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.

5.         Section 2.A of Exhibit AH of the Agreement is hereby supplemented by adding the following sentence to the end thereof:

“Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date with respect to an LTIP Unit, such LTIP Unit will only be entitled to receive such distributions, other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership, in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise distributable with respect to such LTIP Unit pursuant to this Section 2.A.”

6.         Section 2.B of Exhibit AH of the Agreement is amended by replacing the text thereof with the following:

“B. Distribution Participation Date. The “Distribution Participation Date” for an LTIP Unit will be either (i) with respect to LTIP Units awarded pursuant to the General Partner’s 2006 Outperformance Plan (the “2006 Outperformance Plan”), the applicable Valuation Date (as defined in the Vesting Agreement of each Person awarded LTIP Units under the 2006 Outperformance Plan), (ii) with respect to LTIP Units awarded pursuant to the General Partner’s 2008

Outperformance Plan (the “2008 Outperformance Plan”), the date on which such LTIP Units are entitled to receive one hundred percent (100%) of the distributions payable with respect to the Class A Units pursuant to the Vesting Agreement of each Person awarded LTIP Units under the 2008 Outperformance Plan or (iii) with respect to other LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued, or if no Distribution Participation Date is so specified, the date on which such LTIP Unit is issued.”

7.         Section 3 of Exhibit AH of the Agreement is hereby supplemented by adding the following sentence to the end thereof:

“Until the Distribution Participation Date, each LTIP Unit will only be entitled to receive such allocations in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise allocable with respect to such LTIP Unit pursuant to this Section 3.”

8.         Section 4 of Exhibit AH of the Agreement is hereby amended by replacing the text of the first sentence thereof with the following:

“The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the special allocations pursuant to Section 6.1.F of the Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and Class A Units prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and Class A Units pursuant to Section 13.2 of the Agreement or Section 2.A of this Exhibit AH in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the Class A Units due to insufficient special allocations pursuant to Section 6.1.F of the Partnership Agreement or related provisions.”

9.         Section 7.B of Exhibit AH of the Agreement is amended by replacing the text of the last sentence thereof with the following:

“Notwithstanding the foregoing, in no event may an LTIP Unitholder convert a Vested LTIP Unit the Book-Up Target of which has not been reduced to zero.”

10.       Section 7.F of Exhibit AH of the Agreement is amended by replacing the text thereof with the following:

“F. Treatment of Capital Account. For purposes of making future allocations under Section 6.1.F of the Agreement, the Economic Capital Account Balance of the applicable LTIP Unitholder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted LTIP Units.”

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first written above.

VORNADO REALTY TRUST

By: /s/ Joseph Macnow

Name: Joseph Macnow

Title: Executive Vice President and Chief Financial Officer